EXHIBIT 99.1

Momentum strong as First Horizon wraps up 2016

MEMPHIS, Tenn., Jan. 13, 2017 (GLOBE NEWSWIRE) -- Loans and deposits were up double-digit percentages, revenue grew 9 percent while expenses declined 12 percent, return on equity (ROE) improved to 9.6 percent and return on tangible common equity (ROTCE) increased to 10.6 percent in 2016.  These metrics illustrate that momentum at First Horizon National Corp. (NYSE:FHN) remains strong as the 152-year-old financial services company focuses on long-term profitability.

“Throughout the year our people remained focused on the right things:  supporting our customers, growing our business, making the best use of our strong capital position, managing the impact of interest rates and improving our operating leverage by investing in ways that drive business,” said Bryan Jordan, First Horizon’s chairman and CEO.  “We made meaningful progress toward each of our bonefish targets, and that momentum is positioning this company for long-term success.”

2016 Financial Highlights and Accomplishments (all comparisons vs 2015)

Diluted EPS $0.94	ROA 0.87%	ROTCE* 10.6%	CET1** 9.9%

Regional Bank	-- Average loans up 15%; average core deposits up 7%
-- Strategic investments in recruiting, technology and growth markets yielded revenue growth that significantly outpaced expense growth
-- Recruited 27 experienced bankers in expansion of specialty banking groups focused on franchise finance, specialty healthcare, equipment finance and music and entertainment

Fixed Income	-- Fixed income product average daily revenue (ADR) up 18%, to $919,000
-- Other product revenues up 12%, to $40 million
-- ROA at 1.4%*; ROE at 23%*
-- #1 underwriter of callable GSE debt
-- Top-10 competitive municipal underwriter

Consolidated	-- Revenues grew 9%, driven largely by 12% net interest income gain; expenses decreased 12%***
-- Average loans up 10%; average core deposits up 11%
-- Net interest margin rose 11 basis points, driven by higher interest rates, strong deposit market share and continued loan growth
-- Non-performing assets down 22%
-- ROE up 596 basis points to 9.6% and ROTCE up 662 basis points to 10.6%***

Capital Deployment	-- Acquired franchise finance loan portfolio; agreed to acquire Coastal Securities
-- Repurchased approximately 7.4 million shares at an average price of $12.67; closing price for First Horizon shares on Jan. 12 was $20.27
-- Declared common dividends of $0.28 per share

* Business segment revenue, expense, asset and equity levels reflect those that are specifically identifiable or that are allocated based on an internal allocation method. ROTCE (return on tangible common equity) is a non-GAAP financial measure reconciled to ROE in the Non-GAAP to GAAP Reconciliation table below.
** Current estimate.
*** Expenses included net litigation accruals of $188 million in 2015, which dropped to $30 million in 2016.

Consolidated summary results

				4Q16 Changes vs.		Twelve months ended		2016 vs.
(Dollars in thousands, except per share data)	4Q16	3Q16	4Q15	3Q16	4Q15	2016	2015	2015
Income Statement Highlights
Net interest income	$195,551	$185,195	$166,652	6%	17%	$729,084	$653,720	12%
Noninterest income	124,209	148,745	130,793	(16)%	(5)%	551,100	515,947	7%
Securities gains/(losses), net	(132)	(200)	1,439	34%	NM	1,341	1,378	(3)%
Total revenue	319,628	333,740	298,884	(4)%	7%	1,281,525	1,171,045	9%
Noninterest expense	237,897	233,558	243,740	2%	(2)%	925,204	1,053,791	(12)%
Provision for loan losses	-	4,000	1,000	NM	NM	11,000	9,000	22%
Income before income taxes	81,731	96,182	54,144	(15)%	51%	345,321	108,254	NM
Provision for income taxes	24,008	28,547	2,715	(16)%	NM	106,810	10,941	NM
Net income	57,723	67,635	51,429	(15)%	12%	238,511	97,313	NM
Net income attributable to noncontrolling interest	2,879	2,883	2,848	*	1%	11,465	11,434	*
Net income attributable to controlling interest	54,844	64,752	48,581	(15)%	13%	227,046	85,879	NM
Preferred stock dividends	1,550	1,550	1,550	*	*	6,200	6,200	*
Net income available to common shareholders	$53,294	$63,202	$47,031	(16)%	13%	$220,846	$79,679	NM
Common Stock Data
EPS	$0.23	$0.27	$0.20	(15)%	15%	$0.95	$0.34	NM
Basic shares (thousands)	232,731	231,856	237,983	*	(2)%	232,700	234,189	(1)%
Diluted EPS	$0.23	$0.27	$0.20	(15)%	15%	$0.94	$0.34	NM
Diluted shares (thousands)	235,590	234,092	240,072	1%	(2)%	235,292	236,266	*
Period-end shares outstanding (thousands)	233,624	233,235	238,587	*	(2)%	233,624	238,587	(2)%
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$19,589,520	$19,555,787	$17,686,502	*	11%
Total deposits	22,672,363	21,574,180	19,967,478	5%	14%
Total assets	28,555,231	28,449,222	26,192,637	*	9%
Total liabilities	25,850,147	25,704,640	23,553,051	1%	10%
Total equity	2,705,084	2,744,582	2,639,586	(1)%	2%
Asset Quality Highlights
Allowance for loan losses	$202,068	$201,557	$210,242	*	(4)%
Allowance / period-end loans	1.03%	1.03%	1.19%
Net charge-offs	$(511)	$2,250	$1,572	NM	NM
Net charge-offs (annualized) / average loans	NM	0.05%	0.04%
Non-performing assets (NPA)	$164,623	$173,519	$211,921	(5)%	(22)%
NPA % (a)	0.80%	0.85%	1.15%
Key Ratios & Other
Return on average assets ("ROA") (quarters are annualized) (b)	0.80%	0.97%	0.78%			0.87%	0.38%
Return on average common equity ("ROE") (quarters are annualized) (c)	9.00%	10.80%	8.23%			9.60%	3.64%
Return on tangible common equity ("ROTCE") (quarters are annualized) (d)	9.89%	11.90%	9.07%			10.59%	3.97%
Net interest margin (e)	3.00%	2.96%	2.82%			2.94%	2.83%
Efficiency ratio (f)	74.40%	69.94%	81.94%			72.27%	90.09%
Common equity tier 1 ratio ("CET1") (g)	9.94%	9.81%	10.45%
Tier 1 ratio (g)	11.17%	11.03%	11.79%
Market capitalization (millions)	$4,674.8	$3,552.2	$3,464.3
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(b)	Calculated using net income.
(c)	Calculated using net income available to common shareholders.
(d)	This non-GAAP measure is reconciled to ROE in the non-GAAP to GAAP reconciliation.
(e)	Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ('FTE") basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(f)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(g)	Current quarter is an estimate.

Use of Non-GAAP Measures
A financial measure is included in this release that is non-GAAP, meaning it is not presented in accordance with generally accepted accounting principles (GAAP) in the U.S.  The non-GAAP item presented in this release is return on tangible common equity, or ROTCE. This measure is reported to FHN’s management and directors through various internal reports. FHN’s management believes this measure is relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled ROTCE to a comparable GAAP measure, ROE, below:

Non-GAAP to GAAP Reconciliation

Quarterly/Annually, Unaudited

				Twelve months ended
(Thousands)	4Q16	3Q16	4Q15	2016	2015
Average Tangible Common Equity (Non-GAAP)
Average total equity (GAAP)	$2,746,828	$2,718,319	$2,659,575	$2,691,478	$2,581,187
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(A) Total average common equity	$2,355,773	$2,327,264	$2,268,520	$2,300,423	$2,190,132
Less: Average intangible assets (GAAP) (b)	213,019	214,260	211,757	214,915	183,127
(B) Average tangible common equity (Non-GAAP)	$2,142,754	$2,113,004	$2,056,763	$2,085,508	$2,007,005

Net Income Available to Common Shareholders
(C) Net income available to common shareholders (quarters are annualized)	$212,017	$251,434	$186,590	$220,846	$79,679

Ratios
(C)/(A) Return on average common equity ("ROE") (GAAP)	9.0%	10.8%	8.2%	9.6%	3.6%
(C)/(B) Return on average tangible common equity ("ROTCE") (Non-GAAP)	9.9%	11.9%	9.1%	10.6%	4.0%
(a) Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.

Conference call
Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com.  The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. by dialing 888-317-6003 and entering pin number 0550065. The number for international participants is 412-317-6061. Participants can also listen to the live audio webcast with the accompanying slide presentation through the website. A replay will be available from noon today until midnight Jan. 28. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10098105. The event also will be archived and available on the website by midnight Central Time.

Other information
This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

Debt Investor Materials
First Horizon expects to post additional materials for debt investors Jan. 27 in the investor relations section of www.FirstHorizon.com  First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

About First Horizon
The 4,300 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 160 bank locations across Tennessee and the southern U.S. and 29 FTN Financial offices across the U.S. The company was founded during the Civil War in 1864 and has the 14th oldest national bank charter in the country. First Tennessee has the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Working Mother and American Banker. More information is available at www.FirstHorizon.com.

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CONTACT:
First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
First Horizon Media Relations, James Dowd, (901) 523-4305